EXHIBIT 99.1

ENGlobal Appoints Interim Chief Financial Officer

HOUSTON, June 30, 2011 (GLOBE NEWSWIRE) -- ENGlobal (Nasdaq:ENG), a leading provider of energy-related project delivery solutions, announced today that Mr. John R. Beall has been appointed interim Chief Financial Officer of the Company effective June 29, 2011. Mr. Beall's appointment follows the previously announced resignation of Robert W. Raiford as Chief Financial Officer.

Mr. Beall, 48, brings more than 20 years of experience as a senior financial executive, most recently serving as Chief Financial Officer at Quantapoint, Inc. since October 2009.  Prior to Quantapoint, Mr. Beall held senior financial positions in the banking and energy sectors, including Hydrocarbon Processing, Inc., J. Ray McDermott, S.A. (formerly Offshore Pipelines, Inc. (OPI)), and ConocoPhillips.  He holds a Master of Business Administration (MBA) in Finance from Southern Methodist University and a Bachelor of Business Administration (BBA) in Marketing from Baylor University.

About ENGlobal

ENGlobal (Nasdaq:ENG), founded in 1985, is a provider of engineering and related project services principally to the energy sector throughout the United States and internationally. ENGlobal operates through three business segments: Engineering & Construction, Field Solutions and Automation.  The Engineering & Construction segment provides consulting services relating to the development, management and execution of projects requiring professional engineering as well as inspection, construction management, mechanical integrity, field support, quality assurance and plant asset management.  ENGlobal's Field Solutions segment provides project management and staffing for right-of-way and site acquisition, permitting, regulatory services, and legislative outreach. The Automation segment provides services related to the design, fabrication and implementation of process distributed control and analyzer systems, advanced automation, information technology, cyber security and heat tracing projects. ENGlobal has approximately 2,100 employees in 15 offices located in nine cities. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations regarding its financial results and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to engage a  permanent chief financial officer in a timely manner; (2) our ability to respond appropriately to the current worldwide economic situation and the resulting decrease in demand for our services and competitive pricing pressure; (3) our ability to achieve our business strategy while effectively managing costs and expenses; (4) our ability to collect accounts receivable in a timely manner; (5) our ability to accurately estimate costs and fees on fixed-price contracts; (6) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations, either currently or in the future, as applicable; (7) the effect of changes in the price of oil; (8) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies, as well as by the FASB; (9) the effect on our competitive position within our market area in view of, among other things, increasing consolidation currently taking place among our competitors; and (10) our ability to increase or replace our line of credit. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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CONTACT: Natalie S. Hairston
         (281) 878-1000
         ir@ENGlobal.com